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EXHIBIT 10.32


                          NON-NEGOTIABLE
                         PROMISSORY NOTE



$50,000                                                      February 26, 1998


      AFTER DATE for value received, Hyland Hills Park and Recreation District, herein denominated "Maker", promises to pay to Southshore Corporation ("holder"), the sum of FIFTY THOUSAND DOLLARS, at such place as is designated pursuant to that certain Commercial Contract to Buy and Sell Real Estate ("Contract") entered into by and between Hyland Hills Park and Recreation District and Southshore Corporation and dated February 18, 1998, payable, in one installment of FIFTY THOUSAND DOLLARS ($50,000), upon closing of said Contract in accordance with the terms hereof.

     No obligations herein may be assumed without the express written consent of the holder and no such consent shall release Maker from any of its obligations hereunder unless such release shall be specifically set forth herein.

     It is agreed that if this note is not paid when due or declared due hereunder, the principal shall draw interest at the rate of 10% per annum and that this note, shall, at the option of the holder, be due and payable in full upon default in the payment of the principal when due.

     Maker waives any presentment for payment, demand, protest, notice of non-payment and protest and agrees to any extension of time of payment and partial payments before, at or after maturity. The failure of the holder to enforce any right or remedy upon default shall not be construed as a waiver of such right or remedy for any subsequent default.

     If Maker shall pay any sum less than the amount then due, holder may accept such partial payment and apply the same first to the payment of any costs of collection, then to the payment of interest accrued hereon at the rate of 10% per annum, with the remainder, if any, to be applied to the principal balance hereof. The acceptance of such partial payment shall not be deemed a waiver of any right or remedy holder may have to collect any sums still owing to holder, nor shall the same constitute an accord and satisfaction.

     If by reason of any default hereunder, holder shall incur any cost, expense or attorney fee, Maker will, upon demand, pay any such cost, expense or attorney fee and, until paid, any such cost, expense or attorney fee shall become so much additional indebtedness hereunder and shall bear interest at the rate of 10% per annum.


BY(Signature)                   /s/  Greg Mastriona
(Name and Title)                Greg Mastriona
                                Executive Director
                                Hyland Hills Park and Recreation District